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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 25, 2000






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000


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Item 2.  Acquisition or Disposition of Assets

     On February 25, 2000, Newfield Exploration Company (the "Company") acquired interests in three producing gas fields in South Texas (the "Acquired Interests") from Headington Oil Company, L.P. for a cash purchase price of $141.4 million. The effective date of the transaction is January 1, 2000.

     The acquired properties are located in Hidalgo, Brooks and Kenedy Counties. About 90% of the acquired proved reserves are natural gas. The three fields are currently producing about 75 million cubic feet equivalent per day ("MMcfe/d") gross, or 35 MMcfe/d net to the Company. The Company will operate two of the three fields.

     The properties currently have relatively low unit of production lease operating expenses, less than $0.20 per thousand cubic feet equivalent of gas, including production taxes. The Company has identified drilling opportunities on the acquired acreage and expects to drill 10-12 wells over the next 24 months.

     The Company expects the acquisition to add about 10 billion cubic feet equivalent ("Bcfe") to production volumes for 2000, bringing estimated production for the year to about 139 Bcfe, an increase of more than 20 percent over 1999.

     The acquisition was funded with working capital and borrowings under the Company's revolving credit facility. The Company estimates its remaining borrowing capacity at about $90 million.

     Certain of the statements set forth in this Report regarding planned drilling activities and estimated production volumes are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual activities and production volumes may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of good and services, the availability of drilling rigs and other support services and the availability of capital resources. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.


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Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.

     It was impracticable to provide the required financial statements for the Acquired Interests by the date this Report was filed with the Securities and Exchange Commission (the "Commission") as none of the required financial statements were available on such date. The Company will provide such statements under cover of Form 8-K/A as soon as practicable, but in any event not later than 60 days after the date this Report was required to be filed with the Commission.

(b)   Pro Forma Financial Information.

     It was impracticable to provide the required pro forma financial information by the date this Report was filed with the Commission as none of the required information was available on such date. The Company will provide such information under cover of Form 8-K/A as soon as practicable, but in any event not later than 60 days after the date this Report was required to be filed with the Commission.

(c)   Exhibits.

     None.


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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY




Date: March 9, 2000                   By: /s/ Terry W. Rathert

                                      Terry W. Rathert
                                      Vice President, Chief Financial
                                      Officer and Secretary
                                      (Authorized Officer and Principal
                                       Financial Officer)